UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Five Below, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 16, 2020.

FIVE BELOW, INC.	Meeting Information*
Meeting Type: Annual Meeting
For holders as of: April 21, 2020
	Date: June 16, 2020	Time: 9:00 AM EDT
Location: Pepper Hamilton
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103

FIVE BELOW, INC. 701 MARKET STREET SUITE 300 PHILADELPHIA, PA 19106

* Out of an abundance of concern for the health and wellbeing of our employees, stockholders and directors due to the COVID-19 outbreak, we are concurrently planning for the possibility that our Annual Meeting of Shareholders will be held virtually over the internet. Should we choose this route, we will announce the decision via press release, the filing of additional solicitation material, and website posting. In that event, our Annual Meeting of Shareholders would be conducted solely virtually, at the above date and time, via live audio webcast. Details on how you or your proxy holder could participate, vote and examine a list of shareholders of record at the virtual Annual Meeting of Shareholders will be made available in any such announcement.

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT          ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow   (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                                 1) BY INTERNET:         www.proxyvote.com

                                 2) BY TELEPHONE:     1-800-579-1639

                                 3) BY E-MAIL*:             sendmaterial@proxyvote.com

*    If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow  (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 2, 2020 to facilitate timely delivery.

—  How To Vote  —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow  (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees:

1a.	Joel D. Anderson

1b.	Kathleen S. Barclay

1c.	Thomas M. Ryan

The Board of Directors recommends you vote FOR proposals 2 and 3.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 30, 2021.

3.	To approve, by non-binding advisory vote, the Company’s Named Executive Officer compensation.

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees listed under proposal 1 above and FOR proposals 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote the shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.